Exhibit 99.1

Health Catalyst Reports Second Quarter 2023 Results

SALT LAKE CITY, UT, August 8, 2023 — Health Catalyst, Inc. ("Health Catalyst," Nasdaq: HCAT), a leading provider of data and analytics technology and services to healthcare organizations, today reported financial results for the quarter ended June 30, 2023.

“For the second quarter of 2023, we are encouraged by our financial results, including total revenue of $73.2 million and Adjusted EBITDA of $3.5 million, with these results beating the mid-point of our quarterly guidance on each metric. Additionally, given that we are tracking slightly ahead of our previous full year revenue and Adjusted EBITDA guidance, we are raising our 2023 revenue and Adjusted EBITDA guidance. We are pleased with our strong first half bookings performance and continued pipeline growth. As a result, we are reiterating our full year 2023 bookings expectations, inclusive of dollar-based retention rate and net new DOS subscription client additions. We are also encouraged to have received multiple additional external recognitions related to our team member engagement once again this quarter,” said Dan Burton, CEO of Health Catalyst.

Financial Highlights for the Three Months Ended June 30, 2023

Key Financial Metrics

	Three Months Ended June 30,		Year over Year Change
	2023	2022
GAAP Financial Data:	(in thousands, except percentages, unaudited)
Technology revenue	$47,324	$45,397	4%
Professional services revenue	$25,889	$25,236	3%
Total revenue	$73,213	$70,633	4%
Loss from operations	$(34,618)	$(33,192)	(4)%
Net loss	$(32,613)	$(33,428)	2%
Other Non-GAAP Financial Data:(1)
Adjusted Technology Gross Profit	$32,031	$31,968	—%
Adjusted Technology Gross Margin	68%	70%
Adjusted Professional Services Gross Profit	$4,392	$6,696	(34)%
Adjusted Professional Services Gross Margin	17%	27%
Total Adjusted Gross Profit	$36,423	$38,664	(6)%
Total Adjusted Gross Margin	50%	55%
Adjusted EBITDA	$3,513	$1,999	76%
________________________
(1) These measures are not calculated in accordance with generally accepted accounting principles in the United States (GAAP). See the accompanying "Non-GAAP Financial Measures" section below for more information about these financial measures, including the limitations of such measures, and for a reconciliation of each measure to the most directly comparable measure calculated in accordance with GAAP.

Financial Outlook
Health Catalyst provides forward-looking guidance on total revenue, a GAAP measure, and Adjusted EBITDA, a non-GAAP measure.
For the third quarter of 2023, we expect:
•Total revenue between $70.2 million and $74.2 million, and
•Adjusted EBITDA between $0.0 million and $2.5 million
For the full year of 2023, we expect:
•Total revenue between $290.5 million and $295.5 million, and
•Adjusted EBITDA between $10.0 million and $12.0 million
We have not reconciled guidance for Adjusted EBITDA to net loss, the most directly comparable GAAP measure, and have not provided forward-looking guidance for net loss, because there are items that may impact net loss, including stock-based compensation, that are not within our control or cannot be reasonably forecasted.

Quarterly Conference Call Details
The company will host a conference call to review the results today, Tuesday, August 8, 2023, at 5:00 p.m. E.T. The conference call can be accessed by dialing (800)-225-9448 for U.S. participants, or 203-518-9708 for international participants, and referencing conference ID “HCAT Q223.” A live audio webcast will be available online at https://ir.healthcatalyst.com/. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 90 days.

About Health Catalyst
Health Catalyst is a leading provider of data and analytics technology and services to healthcare organizations committed to being the catalyst for massive, measurable, data-informed healthcare improvement. Its clients leverage the cloud-based data platform — powered by data from more than 100 million patient records and encompassing trillions of facts—as well as its analytics software and professional services expertise to make data-informed decisions and realize measurable clinical, financial, and operational improvements. Health Catalyst envisions a future in which all healthcare decisions are data informed.
Available Information
Our investors and others should note that we announce material information to the public about our company, products and services, and other matters related to our company through a variety of means, including our website (https://www.healthcatalyst.com/), our investor relations website (https://ir.healthcatalyst.com/), press releases, SEC filings, public conference calls, and social media, including our and our CEO's social media accounts, in order to achieve broad, non-exclusionary distribution of information to the public and to comply with our disclosure obligations under Regulation FD.

Forward-Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements include statements regarding our future growth and our financial outlook for Q3 and fiscal year 2023. Forward-looking statements are subject to risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance.
Important risks and uncertainties that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) changes in laws and regulations applicable to our business model; (ii) changes in market or industry conditions, regulatory environment, and receptivity to our technology and services; (iii) results of litigation or a security incident; (iv) the loss of one or more key clients or partners; (v) the impact of the challenging macroeconomic environment (including high inflationary and/or high interest rate environments) on our business and results of operations; and (vi) changes to our abilities to recruit and retain qualified team members. For a detailed discussion of the risk factors that could affect our actual results, please refer to the risk factors identified in our SEC reports, including, but not limited to the Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2023 expected to be filed with the SEC on or about August 8, 2023 and the Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on February 28, 2023. All information provided in this release and in the attachments is as of the date hereof, and we undertake no duty to update or revise this information unless required by law.

Condensed Consolidated Balance Sheets
(in thousands, except share and per share data, unaudited)

	As of June 30,	As of December 31,
	2023	2022
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$115,689	$116,312
Short-term investments	228,140	247,178
Accounts receivable, net	52,378	47,970
Prepaid expenses and other assets	14,744	16,335
Total current assets	410,951	427,795
Property and equipment, net	26,121	25,928
Intangible assets, net	79,041	92,189
Operating lease right-of-use assets	15,725	16,658
Goodwill	185,982	185,982
Other assets	5,083	3,734
Total assets	$722,903	$752,286
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$7,974	$4,424
Accrued liabilities	15,791	19,691
Deferred revenue	59,526	54,961
Operating lease liabilities	3,468	3,434
Total current liabilities	86,759	82,510
Convertible senior notes	227,277	226,523
Deferred revenue, net of current portion	94	105
Operating lease liabilities, net of current portion	18,781	18,017
Other liabilities	125	121
Total liabilities	333,036	327,276
Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value per share; 25,000,000 shares authorized as of June 30, 2023 and December 31, 2022; no shares issued and outstanding as of June 30, 2023 and December 31, 2022	—	—
Common stock, $0.001 par value per share, and additional paid-in capital; 500,000,000 shares authorized as of June 30, 2023 and December 31, 2022; 56,541,641 and 55,261,922 shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively	1,454,897	1,424,681
Accumulated deficit	(1,064,826)	(999,023)
Accumulated other comprehensive loss	(204)	(648)
Total stockholders’ equity	389,867	425,010
Total liabilities and stockholders’ equity	$722,903	$752,286

Condensed Consolidated Statements of Operations
(in thousands, except per share data, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	(in thousands)		(in thousands)
Revenue:
Technology	$47,324	$45,397	$94,510	$87,627
Professional services	25,889	25,236	52,571	51,093
Total revenue	73,213	70,633	147,081	138,720
Cost of revenue, excluding depreciation and amortization shown below:
Technology(1)(2)(3)	15,859	13,996	30,586	27,323
Professional services(1)(2)(3)	23,579	20,611	47,156	41,280
Total cost of revenue, excluding depreciation and amortization	39,438	34,607	77,742	68,603
Operating expenses:
Sales and marketing(1)(2)(3)	16,397	20,922	34,966	41,740
Research and development(1)(2)(3)	17,590	18,148	34,672	35,296
General and administrative(1)(2)(3)(4)(5)	23,671	17,536	47,504	26,359
Depreciation and amortization	10,735	12,612	21,729	24,261
Total operating expenses	68,393	69,218	138,871	127,656
Loss from operations	(34,618)	(33,192)	(69,532)	(57,539)
Interest and other income (expense), net	2,090	(1,180)	3,883	(2,842)
Loss before income taxes	(32,528)	(34,372)	(65,649)	(60,381)
Income tax provision (benefit)(2)	85	(944)	154	(4,495)
Net loss	$(32,613)	$(33,428)	$(65,803)	$(55,886)
Net loss per share, basic	$(0.58)	$(0.62)	$(1.18)	$(1.05)
Net loss per share, diluted	$(0.58)	$(0.62)	$(1.18)	$(1.15)
Weighted-average shares outstanding used in calculating net loss per share, basic	55,977	53,675	55,732	53,343
Weighted-average shares outstanding used in calculating net loss per share, diluted	55,977	53,675	55,732	53,804
_______________
(1)Includes stock-based compensation expense as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Stock-Based Compensation Expense:	(in thousands)		(in thousands)
Cost of revenue, excluding depreciation and amortization:
Technology	$495	$480	$911	$1,069
Professional services	1,981	1,924	3,755	4,091
Sales and marketing	5,458	6,875	10,900	13,888
Research and development	3,077	3,163	5,750	6,253
General and administrative	3,618	5,490	7,197	10,751
Total	$14,629	$17,932	$28,513	$36,052

(2)    Includes acquisition-related costs (benefit), net, as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Acquisition-related costs (benefit), net:	(in thousands)		(in thousands)
Cost of revenue, excluding depreciation and amortization:
Technology	$71	$87	$142	$193
Professional services	101	147	202	366
Sales and marketing	101	793	202	1,190
Research and development	195	1,107	389	1,665
General and administrative	27	2,513	41	(3,518)
Income tax provision (benefit)	—	(933)	—	(4,533)
Total	$495	$3,714	$976	$(4,637)

(3)    Includes restructuring costs as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Restructuring costs:	(in thousands)		(in thousands)
Cost of revenue, excluding depreciation and amortization:
Technology	$—	$—	$12	$—
Professional services	—	—	434	—
Sales and marketing	—	—	1,205	—
Research and development	—	—	286	—
General and administrative	—	—	118	—
Total	$—	$—	$2,055	$—

(4)    Includes litigation costs as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Litigation costs:	(in thousands)		(in thousands)
General and administrative	$9,591	$—	$21,255	$—
Total	$9,591	$—	$21,255	$—

(5)    Includes non-recurring lease-related charges as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Non-recurring lease-related charges:	(in thousands)		(in thousands)
General and administrative	$2,681	$—	$2,681	$—
Total	$2,681	$—	$2,681	$—

Condensed Consolidated Statements of Cash Flows
(in thousands, unaudited)

	Six Months Ended June 30,
	2023	2022
Cash flows from operating activities
Net loss	$(65,803)	$(55,886)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation expense	28,513	36,052
Depreciation and amortization	21,729	24,261
Impairment of long-lived assets	2,681	—
Non-cash operating lease expense	1,537	1,660
Amortization of debt discount and issuance costs	754	749
Amortization of investment (discount) premium	(3,999)	403
Provision for expected credit losses	1,527	400
Deferred tax provision (benefit)	4	(4,529)
Change in fair value of contingent consideration liabilities	—	(7,303)
Other	31	(78)
Change in operating assets and liabilities:
Accounts receivable, net	(5,936)	1,294
Prepaid expenses and other assets	321	1,584
Accounts payable, accrued liabilities, and other liabilities	(1,295)	(4,886)
Deferred revenue	4,554	374
Contingent consideration liabilities	—	(741)
Operating lease liabilities	(1,772)	(1,772)
Net cash used in operating activities	(17,154)	(8,418)

Cash flows from investing activities
Proceeds from the sale and maturity of short-term investments	188,600	185,171
Purchase of short-term investments	(165,188)	(160,548)
Capitalization of internal-use software	(6,389)	(7,026)
Purchase of intangible assets	(968)	(1,298)
Purchases of property and equipment	(832)	(558)
Proceeds from the sale of property and equipment	11	10
Acquisition of business, net of cash acquired	—	(27,846)
Net cash provided by (used in) investing activities	15,234	(12,095)

Cash flows from financing activities
Proceeds from exercise of stock options	897	3,688
Proceeds from employee stock purchase plan	2,206	1,531
Repurchase of common stock	(1,808)	—
Payments of acquisition-related consideration	—	(930)
Net cash provided by financing activities	1,295	4,289
Effect of exchange rate changes on cash and cash equivalents	2	(20)
Net decrease in cash and cash equivalents	(623)	(16,244)

Cash and cash equivalents at beginning of period	116,312	193,227
Cash and cash equivalents at end of period	$115,689	$176,983

Non-GAAP Financial Measures
To supplement our financial information presented in accordance with GAAP, we believe certain non-GAAP measures, including Adjusted Gross Profit, Adjusted Gross Margin, Adjusted EBITDA, Adjusted Net Loss, and Adjusted Net Loss per share, basic and diluted, are useful in evaluating our operating performance. For example, we exclude stock-based compensation expense because it is non-cash in nature and excluding this expense provides meaningful supplemental information regarding our operational performance and allows investors the ability to make more meaningful comparisons between our operating results and those of other companies. We use this non-GAAP financial information to evaluate our ongoing operations, as a component in determining employee bonus compensation, and for internal planning and forecasting purposes.
We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP measures differently or may use other measures to evaluate their performance. A reconciliation is provided below for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, and not to rely on any single financial measure to evaluate our business.
Adjusted Gross Profit and Adjusted Gross Margin
Adjusted Gross Profit is a non-GAAP financial measure that we define as revenue less cost of revenue, excluding depreciation and amortization, adding back stock-based compensation and acquisition-related costs, net as applicable. We define Adjusted Gross Margin as our Adjusted Gross Profit divided by our revenue. We believe Adjusted Gross Profit and Adjusted Gross Margin are useful to investors as they eliminate the impact of certain non-cash expenses and allow a direct comparison of these measures between periods without the impact of non-cash expenses and certain other non-recurring operating expenses. The following is a reconciliation of revenue, the most directly comparable GAAP financial measure, to Adjusted Gross Profit, for the three months ended June 30, 2023 and 2022:

	Three Months Ended June 30, 2023
	(in thousands, except percentages)
	Technology	Professional Services	Total
Revenue	$47,324	$25,889	$73,213
Cost of revenue, excluding depreciation and amortization	(15,859)	(23,579)	(39,438)
Gross profit, excluding depreciation and amortization	31,465	2,310	33,775
Add:
Stock-based compensation	495	1,981	2,476
Acquisition-related costs, net(1)	71	101	172
Adjusted Gross Profit	$32,031	$4,392	$36,423
Gross margin, excluding depreciation and amortization	66%	9%	46%
Adjusted Gross Margin	68%	17%	50%
___________________
(1)Acquisition-related costs, net include deferred retention expenses following the ARMUS and KPI Ninja acquisitions.

	Three Months Ended June 30, 2022
	(in thousands, except percentages)
	Technology	Professional Services	Total
Revenue	$45,397	$25,236	$70,633
Cost of revenue, excluding depreciation and amortization	(13,996)	(20,611)	(34,607)
Gross profit, excluding depreciation and amortization	31,401	4,625	36,026
Add:
Stock-based compensation	480	1,924	2,404
Acquisition-related costs, net(1)	87	147	234
Adjusted Gross Profit	$31,968	$6,696	$38,664
Gross margin, excluding depreciation and amortization	69%	18%	51%
Adjusted Gross Margin	70%	27%	55%
___________________
(1)Acquisition-related costs, net include deferred retention expenses following the ARMUS, KPI Ninja, and Twistle acquisitions.

Adjusted EBITDA
Adjusted EBITDA is a non-GAAP financial measure that we define as net loss adjusted for (i) interest and other income (expense), net, (ii) income tax provision (benefit), (iii) depreciation and amortization, (iv) stock-based compensation, (v) acquisition-related costs, net, (vi) litigation costs, and (vii) non-recurring lease-related charges. We view acquisition-related expenses when applicable, such as transaction costs and changes in the fair value of contingent consideration liabilities that are directly related to business combinations, as costs that are unpredictable, dependent upon factors outside of our control, and are not necessarily reflective of operational performance during a period. We believe that excluding restructuring costs and litigation costs allows for more meaningful comparisons between operating results from period to period as these are separate from the core activities that arise in the ordinary course of our business and are not part of our ongoing operations. We believe Adjusted EBITDA provides investors with useful information on period-to-period performance as evaluated by management and a comparison with our past financial performance, and is useful in evaluating our operating performance compared to that of other companies in our industry, as this metric generally eliminates the effects of certain items that may vary from company to company for reasons unrelated to overall operating performance. The following is a reconciliation of our net loss, the most directly comparable GAAP financial measure, to Adjusted EBITDA, for the three months ended June 30, 2023 and 2022:

	Three Months Ended June 30,
	2023	2022
	(in thousands)
Net loss	$(32,613)	$(33,428)
Add:
Interest and other (income) expense, net	(2,090)	1,180
Income tax provision (benefit)	85	(944)
Depreciation and amortization	10,735	12,612
Stock-based compensation	14,629	17,932
Acquisition-related costs, net(1)	495	4,647
Litigation costs(2)	9,591	—
Non-recurring lease-related charges(3)	2,681	—
Adjusted EBITDA	$3,513	$1,999
__________________
(1)Current year acquisition-related costs, net includes deferred retention expenses, while the prior year acquisition-related costs, net include third-party fees associated with due diligence, deferred retention expenses, post-acquisition restructuring costs incurred as part of business combinations, and changes in fair value of contingent consideration liabilities for potential earn-out payments. For additional details, refer to Note 2 in our condensed consolidated financial statements.
(2)Litigation costs include costs related to litigation that are outside the ordinary course of our business. For additional details, refer to Note 14 in our condensed consolidated financial statements.
(3)Includes the lease-related impairment charge related to our corporate office space designated for subleasing.

Adjusted Net Loss and Adjusted Net Loss Per Share

Adjusted Net Income (Loss) is a non-GAAP financial measure that we define as net loss adjusted for (i) stock-based compensation, (ii) amortization of acquired intangibles, (iii) acquisition-related costs, net, including the change in fair value of contingent consideration liabilities and the deferred tax valuation allowance release from acquisitions, (iv) litigation costs, (v) non-recurring lease-related charges, and (vi) non-cash interest expense related to our convertible senior notes. We believe Adjusted Net Income (Loss) provides investors with useful information on period-to-period performance as evaluated by management and comparison with our past financial performance and is useful in evaluating our operating performance compared to that of other companies in our industry, as this metric generally eliminates the effects of certain items that may vary from company to company for reasons unrelated to overall operating performance.

	Three Months Ended June 30,
	2023	2022
Numerator:	(in thousands, except share and per share amounts)
Net loss	$(32,613)	$(33,428)
Add:
Stock-based compensation	14,629	17,932
Amortization of acquired intangibles	7,549	9,976
Acquisition-related costs (benefit), net(1)	495	3,714
Litigation costs(2)	9,591	—
Non-recurring lease-related charges(3)	2,681	—
Non-cash interest expense related to convertible senior notes	377	375
Adjusted Net Income (Loss)	$2,709	$(1,431)
Denominator:
Weighted-average number of shares used in calculating net loss per share, basic	55,976,870	53,675,377
Non-GAAP weighted-average effect of dilutive securities	731,945	—
Non-GAAP weighted-average number of shares used in calculating Adjusted Net Income (Loss) per share, diluted	56,708,815	53,675,377

Adjusted Net Income (Loss) per share, basic	$0.05	$(0.03)
Adjusted Net Income (Loss) per share, diluted	$0.05	$(0.03)
______________
(1)Current year acquisition-related costs, net includes deferred retention expenses, while the prior year acquisition-related costs, net include third-party fees associated with due diligence, deferred retention expenses, post-acquisition restructuring costs incurred as part of business combinations, and changes in fair value of contingent consideration liabilities for potential earn-out payments. For additional details, refer to Note 2 in our condensed consolidated financial statements.
(2)Litigation costs include costs related to litigation that are outside the ordinary course of our business. For additional details, refer to Note 14 in our condensed consolidated financial statements.
(3)Includes the lease-related impairment charge related to our corporate office space designated for subleasing. For additional details, refer to Note 1 in our condensed consolidated financial statements.

Health Catalyst Investor Relations Contact:
Adam Brown
Senior Vice President, Investor Relations and FP&A
+1 (855)-309-6800
ir@healthcatalyst.com

Health Catalyst Media Contact:
Tarah Neujahr Bryan
Chief Marketing Officer
media@healthcatalyst.com